                                                          Exhibit 99.(10)(a)


                    [SUTHERLAND ASBILL & BRENNAN LETTERHEAD]



                                         April 23, 2002

United Investors Life
Insurance Company
2001 Third Avenue South
Birmingham, AL  35233

          RE:  Titanium Annuity Variable Account
               Form N-4 File No. 333-43022
               ---------------------------
Gentlemen:

          We hereby consent to the reference to our name under the caption "Legal Matters" in the Statement of Additional Information filed as part of Post-Effective Amendment No. 2 to the Registration Statement on Form N-4 filed by United Investors Life Insurance Company for certain variable annuity policies (File No. 333-43022). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                Very truly yours,

                                SUTHERLAND ASBILL & BRENNAN LLP

                                By:  /s/ Frederick R. Bellamy
                                     ------------------------
                                     Frederick R. Bellamy